UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2025

HCA Healthcare, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11239	27-3865930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Park Plaza Nashville, Tennessee	37203
(Address of Principal Executive Offices)	(Zip Code)

(615) 344-9551

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	HCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On February 18, 2025, HCA Healthcare, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the commencement of its proposed public offering by HCA Inc. (the “Issuer”), a direct, wholly owned subsidiary of the Company, of senior unsecured notes (the “Offering”). The text of the Press Release is set forth as Exhibit 99.1 and is incorporated herein by reference. In connection with the Offering, the Company is disclosing certain information, as set forth below.

As of February 14, 2025, the Issuer has borrowed $2.950 billion under the ABL credit facility (as defined below), a portion of which was used to repay at maturity all $2.600 billion of its 5.375% Senior Notes due 2025.

Prior to the closing of the Offering, the Issuer intends to enter into the New Credit Agreement (as defined below), and, substantially contemporaneously therewith, the Issuer intends to terminate all outstanding commitments and repay all outstanding obligations under (i) that certain credit agreement, dated as of November 17, 2006, as amended and restated on May 4, 2011, February 26, 2014, June 28, 2017, June 30, 2021 and January 4, 2023, among the Issuer, the guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent, swingline lender and letter of credit issuer (the “Cash Flow credit facility”) and (ii) that certain credit agreement, dated as of September 30, 2011, as amended and restated on March 7, 2014, June 28, 2017 and June 30, 2021 and as amended on January 4, 2023, among the Issuer, the subsidiary borrowers party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent, swingline lender and letter of credit issuer (the “ABL credit facility” and together with the Cash Flow credit facility, the “senior secured credit facilities”).

The Cash Flow credit facility provides for a $3.500 billion senior secured revolving credit facility and a senior secured term loan A facility with $1.238 billion outstanding as of December 31, 2024. The ABL credit facility provides for a $4.500 billion senior secured revolving credit facility. The Issuer intends to prepay all outstanding borrowings under the senior secured credit facilities immediately prior to their termination. Absent termination, such senior secured credit facilities mature on June 30, 2026. Borrowings under the senior secured credit facilities bear interest at a fluctuating rate per annum equal to, at the Issuer’s option, the alternate base rate or the Term Secured Overnight Financing Rate (“Term SOFR”), in each case, plus an applicable margin that is calculated based on the Issuer’s leverage ratio from time to time, plus a credit spread adjustment.

The Issuer intends to refinance the senior secured credit facilities by entering into a new credit agreement with the lenders party thereto and Bank of America, N.A., as administrative agent, collateral agent, swingline lender and letter of credit issuer (the “New Credit Agreement”) that will provide for $8.000 billion of senior unsecured revolving credit commitments, with a term of five years (the “senior unsecured credit facility”). The proceeds of any borrowings under the senior unsecured credit facility will be used for general corporate purposes. The substantially concurrent termination of the senior secured credit facilities is a condition to entering into the New Credit Agreement.

The New Credit Agreement will contain affirmative and negative covenants customary for credit facilities of its type, including, among others, limitations on the Issuer and its subsidiaries with respect to liens, incurrence of indebtedness by subsidiaries of the Issuer, and certain fundamental changes. The senior unsecured credit facility will not be guaranteed by the Company or by any subsidiary of the Issuer.

The Issuer will be subject to a financial covenant under the New Credit Agreement, tested quarterly, whereby the leverage ratio may not exceed 4.50:1.00 (with a step-up, upon the Issuer’s election, to 5.00:1.00 during certain specified periods following a material acquisition).

Borrowings under the senior unsecured credit facility will bear interest at a fluctuating rate per annum equal to, at the Issuer’s option, the alternate base rate or Term SOFR, in each case, plus an applicable margin that will be calculated based on the Issuer’s credit rating from time to time, plus a credit spread adjustment. The Issuer currently expects that borrowings under the senior unsecured credit facility will initially bear interest at a rate per annum equal to Term SOFR plus 1.250% (plus a 0.10% credit spread adjustment).

The New Credit Agreement will also provide for, as part of the $8.000 billion senior unsecured credit facility, (x) borrowings in euros and pound sterling, up to a $400.0 million sublimit, (y) letters of credit, up to a $750.0 million sublimit and (z) swingline loans, up to a $250.0 million sublimit. Each of these sub-facilities will provide the same capacity with respect to foreign currency borrowings, letters of credit and swingline loans as is available to the Issuer under the senior secured credit facilities.

In order to repay obligations outstanding under the senior secured credit facilities, the Issuer intends to borrow under the senior unsecured credit facility. The Issuer intends to use the net proceeds from the Offering for general corporate purposes, which may include the repayment of expected borrowings under the proposed senior unsecured credit facility (such transactions, collectively, the “Proposed Refinancing Transaction”). If the Proposed Refinancing Transaction is not consummated, these general corporate purposes may instead include the repayment of borrowings outstanding under the ABL credit facility.

Forward-Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward-looking statements include statements regarding the Offering, the Proposed Refinancing Transaction and the expected use of proceeds from the Offering. These statements often include words such as “approximate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance or occurrence of events and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. More information about potential risks and uncertainties that could affect the Registrant’s business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in the Annual Report on Form 10-K filed by the Company with the SEC on February 14, 2025. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release, dated February 18, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HEALTHCARE, INC. (Registrant)

By:	/s/ John M. Franck II
John M. Franck II
Vice President - Legal and Corporate Secretary

Date: February 18, 2025